                                                                  Exhibit 99.1

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Neuromed, Inc.

We have audited the accompanying consolidated balance sheet of Neuromed, Inc. and subsidiaries (the "Company") as of October 31, 1994, and the related consolidated statements of income and retained earnings and cash flows for each of the two years in the period ended October 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Neuromed, Inc. and subsidiaries at October 31, 1994, and the consolidated results of their operations and their cash flows for each of the two years in the period ended October 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 8 to the financial statements, in fiscal 1994, the Company changed its method of accounting for income taxes.

                                                       ERNST & YOUNG LLP

Dallas, Texas
April 1, 1995

                        NEUROMED, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                  OCTOBER 31,
                                                                     1994
                                                                  -----------
ASSETS
Current assets:                                                    $1,834,399
  Cash and cash equivalents
  Accounts receivable, net of allowance for doubtful
    accounts of $100,000                                            1,383,178
  Inventories                                                       1,488,418
  Loan receivable, shareholder                                        656,586
  Deferred income taxes                                               506,493
  Other current assets                                                108,422
                                                                   ----------
      Total current assets                                          5,977,496
                                                                   ----------
Property, plant and equipment, net                                    244,283
Other assets                                                            7,467
                                                                   ----------
                                                                   $6,229,246
                                                                   ==========

                                                                                      OCTOBER 31,
                                                                                          1994
                                                                                      -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
         Current portion of loan payable                                               $    1,634
         Accounts payable and accrued expenses                                          1,106,581
         Accrued royalty expense                                                          853,115
         Income taxes payable                                                             784,539
                                                                                       ----------
                 Total current liabilities                                              2,745,869
                                                                                       ----------
Deferred income taxes payable                                                              32,979

Shareholders' equity:
         Common stock, Class A voting;
           $.004 par value; 9,000,000 shares authorized; 5,819,250
           shares issued                                                                   23,277
         Common stock, Class B non-voting;
           $.01 par value; 100,000 shares authorized; 94,850 shares
           issued and outstanding                                                             948
         Capital in excess of par value                                                    48,337
         Retained earnings                                                              3,397,836
                                                                                       ----------
                                                                                        3,470,398
         Less common stock, Class A voting, held in treasury,
         at cost, 16,926 shares                                                           (20,000)
                                                                                       ----------
                                                                                        3,450,398
                                                                                       ----------
                                                                                       $6,229,246
                                                                                       ==========

See accompanying notes to consolidated financial statements.

                        NEUROMED, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                       YEAR ENDED OCTOBER 31
                                                                       ---------------------
                                                                         1994          1993
                                                                       ---------     --------
Net sales                                                              $8,044,353    $7,182,073

Operating costs and expenses:
         Cost of sales                                                 1,932,763      1,579,647
         Selling                                                       1,968,342      1,769,327
         General and administrative                                    1,448,256      1,500,487
         Research and development                                      1,713,316      1,530,091
                                                                      ----------     ----------
                                                                       7,062,677      6,379,552
Income from operations                                                   981,676        802,521

Other:
         Interest, net                                                        62         20,125
         Foreign currency transaction loss                                    --         (8,149)
         Other income (loss)                                             (17,951)       215,464
                                                                      ----------     ----------
                                                                         (17,889)       227,440

Income before income taxes and cumulative
         effect of change in accounting principle                        963,787      1,029,961
Provision for income taxes                                              (383,765)      (286,255)
                                                                      ----------     ----------
Income before cumulative effect of
         change in accounting principle                                  580,022        743,706
Cumulative effect of change
         in accounting principle                                         261,285             --
                                                                      ----------     ----------
Net income                                                               841,307        743,706

Retained earnings, beginning of year                                   2,556,529      1,812,823
                                                                      ----------     ----------
Retained earnings, end of year                                        $3,397,836     $2,556,529
                                                                      ==========     ==========

See accompanying notes to consolidated financial statements.

                        NEUROMED, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  YEAR ENDED OCTOBER 31
                                                                               ----------------------------
                                                                                 1994                1993
                                                                               ---------         ----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Income                                                                 $  841,307           $ 743,706
    Adjustments to reconcile net income to net cash
      provided by (used in) operating activities:
         Cumulative effect of change in accounting
            principle                                                            (261,285)                 --
         Gain on damaged inventory                                                    --              (91,433)
         Depreciation and amortization                                             83,001              90,966
         Changes in operating assets and liabilities:
            Accounts receivable                                                   398,994            (580,947)
            Inventory                                                            (526,000)            (53,180)
            Other current assets                                                  (50,001)             11,069
            Other assets                                                           28,985              28,756
            Accounts payable and accrued
              expenses                                                            567,684            (127,967)
            Accrued royalty expense                                               508,182            (360,340)
            Income taxes                                                           67,886             211,521
                                                                               ----------           ---------
Net cash provided by (used in) operating
    activities                                                                  1,658,753            (127,849)
                                                                               ----------           ---------

                        NEUROMED, INC. AND SUBSIDIARIES

                                                                           YEAR ENDED OCTOBER 31
                                                                      -------------------------------
                                                                         1994                1993
                                                                      ----------         ------------
Cash flows from investing activities
         Additions to property, plant and equipment                 $  (72,008)          $  (251,534)
         Redemption of preferred stock investment                       67,336                88,364
         Insurance proceeds from casualty loss                         331,477               738,311
                                                                    ----------           -----------
         Net cash provided by investing activities                     326,805               575,141
                                                                    ----------           -----------

Cash flows from financing activities
         Loan to Shareholder                                          (649,686)              (6,900)
         Proceeds from loans payable                                   857,528            2,246,133
         Repayment of loans payable                                   (864,004)          (2,452,886)
                                                                    ----------           -----------
         Net cash used in financing activities                        (656,162)            (213,653)
                                                                    ----------           -----------
Net Increase in Cash                                                 1,329,396              233,639
Cash and cash equivalents, beginning of year                           505,003              271,364
                                                                    ----------           -----------
Cash and cash equivalents, end of year                              $1,834,399           $  505,003
                                                                    ==========           ==========
Supplemental disclosure of cash flow
   information:
Cash paid during the year for interest                              $   34,969           $   18,206
                                                                    ==========           ==========
Cash paid during the year for income taxes                          $  364,027           $   63,034
                                                                    ==========           ==========

See accompanying notes to consolidated financial statements.

                        NEUROMED, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

Neuromed, Inc. and subsidiaries manufacture implantable medical devices used for neurostimulation. The devices manufactured include multi-programmable spinal cord stimulators using various electrode types and multi-programmable deep brain stimulators. They are used primarily for the treatment of chronic pain.

BASIS OF PRESENTATION

The consolidated financial statements include the accounts of Neuromed, Inc. and its wholly-owned subsidiaries ("Neuromed" or the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents approximate their fair value.

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out) or market.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. Amortization of leasehold improvements is computed on a straight-line basis over the lesser of the useful life of the asset or the term of the lease.

INCOME TAXES

Effective November 1, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under this statement, deferred tax assets and liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

                        NEUROMED, INC. AND SUBSIDIARIES

2. INVENTORIES

Inventories as of October 31, 1994 are comprised of the following:

Raw materials                      $  753,903
Work in process                       187,100
Finished goods                        547,415
                                   ----------
                                   $1,488,418
                                   ==========

3. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of October 31, 1994 is comprised of the following:

Furniture and fixtures                                $  154,496
Machinery and equipment                                  507,392
Leasehold improvements                                   408,584
Vehicles                                                  44,666
                                                      ----------
                                                       1,115,138
Less accumulated depreciation and amortization           870,855
                                                      ----------
                                                      $  244,283
                                                      ==========

4. COMMITMENTS AND CONTINGENCIES

Neuromed occupies its manufacturing facility and administrative office under the terms of a noncancelable operating lease. The lease expires on February 28, 1996 and provides for annual rental payments of $92,380. The following is a schedule of the future rental payments:



  YEAR ENDING OCTOBER 31
         1995                                    $ 92,380
         1996                                      30,794
                                                 --------
                                                 $123,174
                                                 ========

Rent expense under all operating leases was $127,568 and $108,640 for the years ended October 31, 1994 and 1993, respectively.

                        NEUROMED, INC. AND SUBSIDIARIES

4. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Neuromed has an employment agreement with its principal shareholder. Among other things, the agreement entitles the employee to additional compensation equal to 10% of net operating income before income taxes between $250,000 and $1,000,000, and 5% on such income above $1,000,000. This deferred compensation aggregates approximately $373,000 at October 31, 1994 and is included in accounts payable and other accrued expenses in the accompanying balance sheet. General and administrative expenses include approximately $112,000 and $83,000 in 1994 and 1993, respectively, related to this agreement.

Neuromed has agreed to pay its principal shareholder, the inventor of its medical devices, royalties of 10% of net sales of such devices for the acquisition of the patents and technology. Included in selling expenses is $824,290 and $725,674 of royalty expense for the years ended October 31, 1994 and 1993, respectively, related to this agreement.

Under its defined contribution pension plan, Neuromed's required contributions to the plan are 2% of each eligible participant's compensation up to $37,800, plus 7.6% of compensation in excess of such amount, and totaled $56,576 and $43,641 for the years ended October 31, 1994 and 1993, respectively. All employees, other than commissioned employees, are eligible for the plan after meeting a minimum hours of service requirement with the Company.

Under agreements with affiliated companies, Neuromed agreed to pay certain research and development expenses for products being developed. Accordingly, included in research and development expenses is $668,051 and $374,721 of expenses related to these products for the years ended October 31, 1994 and 1993, respectively.

The Company is involved in various lawsuits and claims, the ultimate disposition of which management believes will not have a material adverse effect upon the Company's business or consolidated financial position.

                        NEUROMED, INC. AND SUBSIDIARIES

5. COMMON STOCK

Neuromed has issued 4,750 incentive stock shares to certain key employees. Under the terms of the agreements pertaining to these shares, the employees are entitled to receive 100% of the excess of the fair market value, as defined, of a share of common stock of Neuromed on the date the right is exercised, over $1.96 per share. All of the issued incentive stock shares are exercisable. Amounts due from the exercise of the incentive stock shares are payable in cash, common stock of Neuromed or both over the twelve months following the month they are exercised. Management of the Company has estimated that aggregate appreciation of the shares approximates $17,520 and $14,250 as of October 31, 1994 and 1993, respectively.

6. RELATED PARTIES

During fiscal year 1994, the Company advanced approximately $650,000 to its major shareholder. The advances, with interest at 5% per annum, are due on demand. The advance was repaid in full January 1995.

7. Other Income

During March 1993, Neuromed sustained damage to its primary production facility from a tornado. Neuromed collected insurance proceeds attributable to the tornado of $200,000 during the year ended October 31, 1993 and an additional $331,477 during December 1993. Included in other income for fiscal year 1993 is approximately $91,000 attributable to inventory damage.

8. INCOME TAXES

The components of income tax expense are as follows:


                                              YEAR ENDED OCTOBER 31
                                        --------------------------------
                                           1994                  1993
                                        ----------            ----------
          Current:

            Federal                     $ 616,757             $ 183,099
            State                          64,074                18,319
                                        -------------------------------
                                          680,831               201,418
            Deferred                     (297,066)               84,837
                                        -------------------------------
                                        $ 383,765             $ 286,255
                                        ===============================

                        NEUROMED, INC. AND SUBSIDIARIES

8. INCOME TAXES (CONTINUED)

Effective November 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by SFAS No. 109. As permitted under the new rules, prior years' financial statements have not been restated. The cumulative effect of adopting SFAS No. 109 as of November 1, 1993 was to increase net income by $261,285.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of October 31, 1994 are as follows:

     Deferred tax assets
         Accounts receivable                           $  16,971
         Allowance for doubtful accounts                  35,800
         Accrued royalties                               296,696
         Accrued salaries                                 23,657
         Deferred compensation                           133,369
                                                       ---------
                                                         506,493

     Deferred tax liabilities
         Depreciable property                             32,979
                                                       ---------
     Net deferred tax asset                            $ 473,514
                                                       =========


The Company's effective tax rate for 1994 differs from the federal statutory rate of 34% primarily because of state income taxes. In 1993, the Company's effective tax rate was less than the federal statutory rate of 34% primarily because of the utilization of research and development credits.

9.  MAJOR CUSTOMER

The Company's major customer in 1994 accounted for 18% of sales. In 1993 a major customer accounted for 13% of sales. During 1994 and 1993, a company of which the principal shareholder of Neuromed holds a minority interest accounted for 7% and 18% of sales, respectively.

                       NEUROMED, INC. AND SUBSIDIARIES

10. SUBSEQUENT EVENT

On March 31, 1995, the sale of all the capital stock of the Company to Quest Medical, Inc. was closed. Pursuant to the agreement, all of the cash on hand at that date was distributed to the principal shareholder of the Company in order to settle the outstanding liabilities, through March 31, 1995, to such shareholder for deferred compensation and royalties as further described in Note 4. In addition, approximately $1.5 million of such cash was used to buy out the remaining term of the royalty agreement. Also pursuant to such closing, the agreement by Neuromed to pay certain research and development expenses for an affiliated company was terminated.

                        NEUROMED, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                     January 31, 1995 and October 31, 1994

                                                                  JANUARY 31,
                                                                     1995                 October 31,
                                                                  (UNAUDITED)                1994
                                                                  -----------             ----------
ASSETS
Current assets:
         Cash and cash equivalents                                $1,374,390             $1,834,399
         Accounts receivable, net of allowance for
           doubtful accounts of $100,000 in 1995 and
           $100,000 in 1994                                        1,778,183              1,383,178
         Inventories                                               1,578,183              1,488,418
         Loan receivable, shareholder                                     --                656,586
         Deferred income taxes                                       506,493                506,493
         Other current assets                                        100,478                108,422
                                                                  ----------             ----------
           Total current assets                                    5,337,727              5,977,496
                                                                  ----------             ----------
Property, plant and equipment, net                                   243,675                244,283
Other assets                                                           2,695                  7,467
                                                                  ----------             ----------
                                                                  $5,584,097             $6,229,246
                                                                  ==========             ==========


See accompanying notes to condensed consolidated financial statements.

                        NEUROMED, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                     JANUARY 31, 1995 AND OCTOBER 31, 1994

                                                                                        January 31,
                                                                                           1995              October 31,
                                                                                        (Unaudited)              1994
                                                                                        -----------          -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Current portion of loan payable                                                     $       408           $     1,634
    Accounts payable and accrued expenses                                                   866,317             1,106,581
    Accrued royalty expense                                                                 218,355               853,115
    Income taxes payable                                                                    587,557               784,539
                                                                                         ----------            ----------
       Total current liabilities                                                          1,672,637             2,745,869
                                                                                         ----------            ----------

Deferred income taxes payable                                                                32,979                32,979

Shareholders' equity:
    Common stock, Class A voting                                                             23,277                23,277
    Common stock, Class B non-voting                                                            948                   948
    Capital in excess of par value                                                           48,337                48,337
    Retained earnings                                                                     3,825,919             3,397,836
                                                                                         ----------            ----------
                                                                                          3,898,481             3,470,398
Less common stock, Class A voting, held in
    treasury at cost, 16,926 shares                                                         (20,000)              (20,000)
                                                                                         ----------            ----------
                                                                                          3,878,481             3,450,398
                                                                                         ----------            ----------
                                                                                         $5,584,097            $6,229,246
                                                                                         ==========            ==========


See accompanying notes to condensed consolidated financial statements.

                        NEUROMED, INC. AND SUBSIDIARIES

       CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

              FOR THE THREE MONTHS ENDED JANUARY 31, 1995 AND 1994
                                  (UNAUDITED)

                                                                                     THREE MONTHS ENDED JANUARY 31
                                                                                   ---------------------------------
                                                                                       1995                   1994
                                                                                   -------------        ------------
Net revenue                                                                        $ 2,658,299           $ 1,512,942
Cost of revenue                                                                        637,303               460,034
                                                                                   -----------           -----------
        Gross profit                                                                 2,020,996             1,052,908
                                                                                   -----------           -----------
Operating expenses:
     Research and development                                                          296,182               390,417
     Marketing                                                                         618,643               437,517
     General and administrative                                                        434,957               367,641
                                                                                   -----------           -----------
                                                                                     1,349,782             1,195,575
                                                                                   -----------           -----------
        Earnings (loss) from operations                                                671,214              (142,667)

Other income (expense);
     Interest expense                                                                   (7,500)              (23,187)
     Interest income                                                                    17,444                   163
     Other                                                                              29,943               (18,059)
                                                                                   -----------           -----------
                                                                                        39,887               (41,083)
                                                                                   -----------           -----------
        Earnings (loss) before income taxes                                            711,101              (183,750)

Income taxes                                                                           283,018                    --
                                                                                   -----------           -----------
        Net earnings (loss)                                                            428,083              (183,750)

Retained earnings, beginning of year                                                 3,397,836             2,556,529
                                                                                   -----------           -----------
Retained earnings, at January 31                                                   $ 3,825,919           $ 2,372,779
                                                                                   ===========           ===========




See accompanying notes to condensed consolidated financial statements.

                        NEUROMED, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE THREE MONTHS ENDED JANUARY 31, 1995 AND 1994
                                  (UNAUDITED)

                                                                                        THREE MONTHS ENDED JANUARY 31
                                                                                      ----------------------------------
                                                                                          1995                   1994
                                                                                      -----------            -----------
Cash flows from operating activities
     Net income (loss)                                                                $   428,083            $  (183,750)
     Adjustments to reconcile net income (loss) to net
       cash used in operating activities:
         Depreciation and amortization                                                     20,865                 20,700
         Changes in operating assets and liabilities:
            Accounts receivable                                                          (395,005)              (135,670)
            Inventory                                                                     (89,765)               (98,076)
            Other current assets                                                            7,944                  7,705
            Other assets                                                                    4,772                (25,353)
            Accounts payable and accrued expenses                                        (240,264)               (64,080)
            Accrued royalty expense                                                      (634,760)               147,510
            Income taxes                                                                 (196,982)              (315,879)
                                                                                      -----------            -----------
Net cash used in operating activities                                                  (1,095,112)              (646,893)
                                                                                      -----------            -----------
Cash flows from investing activities
     Additions to property, plant and equipment                                           (20,257)                (4,743)
     Redemption of preferred stock investment                                                  --                  6,942
     Insurance proceeds from casualty loss                                                     --                331,477
                                                                                      -----------            -----------
     Net cash (used in) provided by investing
      activities                                                                          (20,257)               333,676
                                                                                      -----------            -----------
Cash flows from financing activities
     Proceeds from loan receivable, shareholder                                           656,586                  1,700
     Proceeds from loans payable                                                               --                617,651
     Repayment of loans payable                                                            (1,226)              (381,640)
                                                                                      -----------            -----------
     Net cash provided by financing activities                                            655,360                237,711
                                                                                      -----------            -----------
Net decrease in cash                                                                     (460,009)               (75,506)
Cash and cash equivalents, beginning of period                                          1,834,399                505,003
                                                                                      -----------            -----------
Cash and cash equivalents, end of period                                              $ 1,374,390            $   429,497
                                                                                      ===========            ===========


See accompanying notes to condensed consolidated financial statements.

                        NEUROMED, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                JANUARY 31,1995

(1)      CONDENSED FINANCIAL STATEMENTS

         The unaudited condensed consolidated financial information contained in this report reflects all adjustments (consisting of normal recurring accruals) considered necessary, in the opinion of management, for a fair presentation of results for the interim periods presented.

         Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company's October 31, 1994 Annual Financial Statements. The results of operations for periods ended January 31 are not necessarily indicative of operations for the full year.

(2)      INVENTORIES

         The components of inventory consist of the following:

                                                           January 31,
                                                              1995
                                                           ----------
                           Raw materials                   $  804,873
                           Work in process                    205,164
                           Finished Goods                     568,146
                                                           ----------
                                                           $1,578,183


(3)      SUBSEQUENT EVENT

         On March 31, 1995, an agreement to sell all of the capital stock of the Company to Quest Medical, Inc. was closed. Pursuant to the agreement, all of the cash on hand at that date was distributed to the principal shareholder of the Company in order to settle the outstanding liabilities, through March 31, 1995, to such shareholder for deferred compensation and royalties. In addition, approximately $1.5 million of such cash was used to buy out the remaining term of a royalty agreement. Also pursuant to such closing, the agreement by Neuromed to pay certain research and development expenses for an affiliated company was terminated.





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